[Letterhead of PricewaterhouseCoopers LLP]

                       Consent of Independent Accountants

To the Board of Directors and Stockholders of Risk Capital Holdings, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (Registration No. 33-34499) and in the Registration Statement on Form S-8 (Registration No. 33-99974) of Risk Capital Holdings, Inc. of our report dated January 29, 1999, except as to Note 14, which is as of March 25, 1999 appearing on page F-2 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the incorporation by reference of our report on the Financial Statement Schedules, also dated January 29, 1999, except as to Note 14, which is as of March 25, 1999 which appears on page S-1 of the Company's Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

New York, New York
March 25, 1999